Sonic Foundry Reports Fourth Quarter and Fiscal 2011 Results

Company posts record annual revenues and billings

MADISON, Wis., Nov. 17, 2011 /PRNewswire/ -- Sonic Foundry, Inc. (NASDAQ: SOFO), the trusted market leader for enterprise webcasting and lecture capture, today announced financial results for its fourth fiscal quarter and fiscal year ended September 30, 2011.

2011 Fiscal Fourth Quarter

  Revenues of $6.7 million, up 23 percent from the fiscal fourth quarter of 2010
  Services revenue of $3.2 million, up 33 percent from $2.4 million in the fourth quarter of fiscal 2010
  Billings of $7.0 million, up 10 percent from the unseasonably high fiscal fourth quarter of 2010
  Operating expenses of $5.1 million, or $4.6 million excluding a one-time accrued severance expense of $528 thousand, an increase of 20 percent from $3.8 million during the fiscal fourth quarter of 2010
  GAAP net loss of $(406) thousand or $(0.11) per basic and diluted share, or net income of $122 thousand excluding a one-time accrued severance expense of $528 thousand, compared to net income of $126 thousand or $0.03 per basic and diluted share in the fiscal fourth quarter of 2010
  Non-GAAP net income of $820 thousand or $0.21 per basic share compared to non-GAAP net income of $1.3 million or $0.35 per basic share in the fiscal fourth quarter of 2010
  Unearned revenue balance of $6.0 million compared to $6.1 million at September 30, 2010
  Cash increase of $1.3 million from June 30, 2011

2011 Fiscal Year

  Revenues of $25.2 million, an increase of 23 percent, compared to $20.5 million in 2010
  Services revenue increased 24 percent from $9.8 million in 2010 to $12.2 million in 2011
  Billings of $25.2 million compared to $21.3 million in 2010
  Operating expenses of $17.6 million, or $17.1 million excluding a one-time accrued severance expense, an increase of 13 percent from $15.1 million in 2010, due primarily to staff levels, incentive compensation and benefits associated with higher sales
  GAAP net loss was $(243) thousand or $(0.06) per basic and diluted share, or net income of $285 thousand excluding a one-time accrued severance expense, compared to a net loss of $(122) thousand or $(0.03) per basic and diluted share in 2010
  Non-GAAP net income was $1.9 million or $0.51 per basic share compared to non-GAAP net income of $1.7 million or $0.48 per basic share in fiscal year 2010
  Cash provided by operating activities was $1.4 million compared to $593 thousand in 2010
  Cash increase of $2.2 million from September 30, 2010

Non-GAAP net income primarily excludes all non-cash related expenses of stock compensation, accrued severance, depreciation, amortization, provision for income taxes and includes the cash impact of billings not recognized as revenue. Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

At September 30, 2011, $6.0 million of revenue was deferred, of which the company expects to realize approximately $2.4 million in the quarter ending December 31, 2011. Revenue from service contracts is recognized over the life of the contract. Services revenue includes Mediasite customer support contracts as well as training, installation, rental, event and content hosting services.

Services billings for fiscal 2011 were $12.1 million, an increase of 14 percent over fiscal 2010. Support and maintenance billings were $7.3 million, an increase of 10 percent over fiscal 2010, and event services and hosting billings totaled $4.8 million, up 20 percent from $4.0 million in fiscal 2010.

International product and service billings accounted for 25 percent of overall billings, compared to 19 percent in fiscal 2010. In fiscal 2011, 67 percent of billings were to preexisting customers, compared to 70 percent in fiscal 2010, with 59 percent to education customers and 31 percent to corporate.

During fiscal 2011, the company also recognized a one-time expense of $528 thousand due to executive severance compensation triggered by the resignations of Rimas Buinevicius, former Executive Chairman of the Board, and Monty Schmidt, former Chief Technology Officer.

Fiscal 2011 total gross margin was 71 percent, compared to 75 percent in FY10. Gross margin was affected by an increase in outsourced event labor costs with lower markups for services which the company does not provide, such as closed captioning. Gross margin was also impacted by a greater volume of discounted upgrade units for customers whose product had reached the end of hardware warranty eligibility, an increase in the rack to mobile recorder sales ratio and by an increase in high definition material cost. These effects were partially offset by a lesser number of higher quantity transactions with corresponding discount pricing in fiscal 2011 than in fiscal 2010.

"We end fiscal 2011 with another record-breaking year of double-digit growth for Sonic Foundry. While the global financial crisis has led to diminishing confidence for some companies in the educational and enterprise technology sectors, the adoption of Mediasite products and services is at an all-time high," said Gary Weis, chief executive officer of Sonic Foundry. "In the new fiscal year, we will continue to make focused, strategic investments in our road map and talent pool, initiatives which are already yielding measurable results in both product and services sales, as well as ramping up our research and development agenda to deliver new and lasting value for our customers."

Sonic Foundry will host a corporate webcast today for analysts and investors to discuss its fourth quarter and fiscal 2011 results at 3:30 p.m. CT / 4:30 p.m. ET. It will use its patented rich media communications system, Mediasite, to webcast the presentation for both live and on-demand viewing. To access the presentation, go to www.sonicfoundry.com/fy11. An archive of the webcast will be available for 30 days.

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use a measure of non-GAAP net income or loss in our financial presentation, which excludes certain non-cash costs and includes certain cash billings not recognized as revenue for GAAP purposes. Our non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Our non-GAAP financial measures reflect adjustments based on the following items:

  Billings not recorded as revenue: We have included the cash effect of billings not recorded as revenue, which are deferred for GAAP purposes, in arriving at non-GAAP net income or loss. Our services are typically billed and collected in advance of providing the service which requires minimal cost to perform in the future. Billings are a better indicator of customer activity and cash flow than revenue is, in management's opinion, and is therefore used by management as a key operational indicator.
  Depreciation and amortization of intangible and other assets expenses: We have excluded the effect of depreciation and amortization of assets from our non-GAAP net income or loss. Amortization of intangible assets expense varies in amount and frequency and it is significantly affected by the timing and size of our acquisitions. Depreciation and amortization of asset costs is a non-cash expense that includes the periodic write-off of tooling, product design and other assets that contributed to revenues earned during the periods presented and will contribute to future period revenues as well.
  Non-cash provision for income taxes: We have excluded the impact of the provision for income taxes from our non-GAAP net income or loss. The provision for income taxes is associated with the difference in treatment of goodwill which is not expensed for GAAP purposes but is amortized over a fifteen year life for Federal income tax purposes. The result is a non-cash expense and liability that will never be paid.
  Severance expense: We have excluded the effect of severance expenses related to the resignations of Rimas Buinevicius, former Executive Chairman of the Board, and Monty Schmidt, former Chief Technology Officer. These severance expenses are a non-cash expense for fiscal year 2011 and we have excluded the effect of these executive changes from our non-GAAP net income for fiscal year 2011.
  Stock-based compensation expenses: We maintain an employee qualified stock option plan under which we grant options to acquire common stock to eligible employees. We also maintain an employee stock purchase plan under which common stock may be issued to eligible employees at a reduced price. Stock-based compensation expenses are recorded for these plans in accordance with FASB Accounting Standards Codification subtopic 718, Compensation-Stock Compensation. Stock-based compensation expense is a non-cash expense. As a result, we have excluded the effect of stock-based compensation expenses from our non-GAAP net income or loss.

About Sonic Foundry®, Inc.

Sonic Foundry (NASDAQ: SOFO, www.sonicfoundry.com) is the trusted market leader for enterprise webcasting and lecture capture, providing video communication solutions for education, business and government. Powered by the patented Mediasite webcasting platform and Mediasite Events group, the company empowers people to transform the way they communicate online, using video webcasts to bridge time and distance, accelerate research and improve performance. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Sonic Foundry's products, its ability to succeed in capturing significant revenues from media services and/or systems, the effect of new competitors in its market, integration of acquired business and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

Sonic Foundry, Inc. Consolidated Balance Sheets (in thousands, except for share and per share data)
	September 30,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$ 5,515	$ 3,358
Accounts receivable, net of allowances of $90 and $105	5,799	5,038
Inventories	536	541
Prepaid expenses and other current assets	740	433
Total current assets	12,590	9,370
Property and equipment:
Leasehold improvements	980	980
Computer equipment	3,586	2,597
Furniture and fixtures	461	461
Total property and equipment	5,027	4,038
Less accumulated depreciation and amortization	3,391	2,801
Net property and equipment	1,636	1,237
Other assets:
Goodwill	7,576	7,576
Other intangibles, net of amortization of $137 and $71	38	84
Total assets	$ 21,840	$ 18,267
Liabilities and stockholders' equity
Current liabilities:
Revolving line of credit	$ -	$ -
Accounts payable	1,373	1,138
Accrued liabilities	1,073	752
Accrued severance	528	-
Unearned revenue	5,547	5,486
Current portion of capital lease obligations	89	-
Current portion of notes payable	897	552
Total current liabilities	9,507	7,928

Long-term portion of unearned revenue	471	587
Long-term portion of capital lease obligation	177	-
Long-term portion of notes payable	694	1,040
Other liabilities	-	85
Deferred tax liability	1,730	1,490
Total liabilities	12,579	11,130

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, authorized 500,000 shares; none issued	-	-
5% preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 1,000,000 shares, none issued	-	-
Common stock, $.01 par value, authorized 10,000,000 shares; 3,845,531 and 3,650,823 shares issued and 3,832,815 and 3,638,107 shares outstanding	38	37
Additional paid-in capital	188,339	185,973
Accumulated deficit	(178,921)	(178,678)
Receivable for common stock issued	(26)	(26)
Treasury stock, at cost, 12,716 shares	(169)	(169)
Total stockholders' equity	9,261	7,137
Total liabilities and stockholders' equity	$ 21,840	$ 18,267

Sonic Foundry, Inc. Consolidated Statements of Operations (in thousands except for share and per share data)
	Years Ended September 30,
	2011	2010
Revenue:
Product	$ 12,784	$ 10,477
Services	12,187	9,849
Other	251	150
Total revenue	25,222	20,476

Cost of revenue:
Product	5,957	4,345
Services	1,354	720
Total cost of revenue	7,311	5,065
Gross margin	17,911	15,411

Operating expenses:
Selling and marketing	10,755	9,506
General and administrative	2,811	2,542
Severance costs	528	-
Product development	3,539	3,090
Total operating expenses	17,633	15,138
Income from operations	278	273

Interest expense	(316)	(190)
Other income, net	6	20
Total other expense, net	(310)	(170)
Income (loss) before income taxes	(32)	103
Provision for income taxes	(211)	(225)

Net loss	$ (243)	$ (122)

Loss per common share:
Basic net loss per common share	$ (0.06)	$ (0.03)
Diluted net loss per common share	$ (0.06)	$ (0.03)

Weighted average common shares – Basic	3,748,840	3,617,423
– Diluted	3,748,840	3,617,423

Non-GAAP Consolidated Statements of Operations (in thousands, except for per share data)
	Fiscal Quarter Ended September 30, 2011			Fiscal Quarter Ended September 30, 2010
	GAAP	Adj(1)	Non-GAAP	GAAP	Adj(1)	Non-GAAP

Revenues	$ 6,677	$ 276	$ 6,953	$ 5,439	$ 854	$ 6,293
Cost of revenue	1,825	—	1,825	1,369	—	1,369
Total operating expenses	5,129	(919)	4,210	3,834	(259)	3,575
Income (loss) from operations	(277)	1,195	918	236	1,113	1,349
Other expense	(98)	—	(98)	(65)	—	(65)
Provision for income taxes	(31)	31	—	(45)	45	—
Net income (loss)	$ (406)	$ 1,226	$ 820	$ 126	$ 1,158	$ 1,284
Basic net income per common share	$ (0.11)	$ 0.32	$ 0.21	$ 0.03	$ 0.32	$ 0.35

(1)Adjustments consist of the following:

Billings		$ 276			$ 854
Depreciation and amortization		211			144
Non-cash tax provision		31			45
Severance costs		528			-
Stock-based compensation(2)		180			115

Total non-GAAP adjustments		$ 1,226			$ 1,158

(2) Stock-based compensation is included in the following GAAP operating expenses:

Selling and marketing		$ 121			$ 78
General and administrative		13			8
Product development		46			29

Total stock-based compensation		$ 180			$ 115

Non-GAAP Consolidated Statements of Operations (in thousands, except for per share data)
	Fiscal Year Ended September 30, 2011			Fiscal Year Ended September 30, 2010
	GAAP	Adj(1)	Non-GAAP	GAAP	Adj(1)	Non-GAAP

Revenues	$ 25,222	$ (55)	$25,167	$ 20,476	$ 801	$ 21,277
Cost of revenue	7,311	—	7,311	5,065	—	5,065
Total operating expenses	17,633	(2,005)	15,628	15,138	(837)	14,301
Income from operations	278	1,950	2,228	273	1,638	1,911
Other expense	(310)	—	(310)	(170)	—	(170)
Provision for income taxes	(211)	211	—	(225)	225	—
Net income (loss)	$ (243)	$ 2,161	$ 1,918	$ (122)	$ 1,863	$ 1,741
Basic net income (loss) per common share	$ (0.06)	$ 0.57	$ 0.51	$ (0.03)	$ 0.51	$ 0.48

(1)Adjustments consist of the following:

Billings		$ (55)			$ 801
Depreciation and amortization		770			542
Non-cash tax provision		211			225
Severance costs		528			-
Stock-based compensation(2)		707			295

Total non-GAAP adjustments		$ 2,161			$ 1,863

(2) Stock-based compensation is included in the following GAAP operating expenses:

Selling and marketing		$ 482			$ 199
General and administrative		49			21
Product development		176			75

Total stock-based compensation		$ 707			$ 295

CONTACT: For investor inquiries, investor@sonicfoundry.com, or For media relations, tammy@sonicfoundry.com